Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-202334 on Form S-3 and Registration Statements No. 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 of International Paper Company on Form S-8 of our report relating to the financial statements and supplemental schedule of the International Paper Company Hourly Savings Plan dated June 24, 2016, which report expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of Part I of Financial Accounting Standards Board Accounting Standards Update (“ASU”) No. 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965), appearing in the Annual Report on Form 11-K of International Paper Company Hourly Savings Plan for the year ended December 31, 2015.
Memphis, Tennessee
June 24, 2016